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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)


                                November 19, 1997
 ................................................................................

                           OCUREST LABORATORIES, INC.
 ................................................................................
             (Exact name of registrant as specified in its charter)

Florida                             000-21551              65-0259441
 ................................................................................
(State or other jurisdiction       (Commission           (IRS Employer
of incorporation)                  File Number)        Identification No.)

185 E. Indiantown Road           Jupiter, Florida              33477
 ................................................................................
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (561) 746-1394

           4400 PGA Boulevard, Suite 300 Palm Beach Gardens, FL 33410
 ................................................................................
         (Former name or former address, if changed since last report.)


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         ITEM 1.   Acquisition or Disposition of Assets

         The Registrant's eye care products had been manufactured under a supply agreement with Bausch & Lomb Pharmaceutical, Inc ("Bausch & Lomb") which agreement was terminated by Bausch & Lomb. The Company had owned the molds used to produce parts for the Registrant's Delivery System and the manufacturing equipment which Bausch & Lomb operated to fill and package the eye care products. Such molds and equipment collateralized a loan made to the Registrant by JMR Funding, Inc., the Registrant's former factor ("JMRF"). The Registrant defaulted on the loan and the molds and equipment were purchased by JMRF on November 20, 1997 at a foreclosure sale for $27,500.

         Item 5.   Other Events

         On November 19, 1997, the Registrant entered into a Letter of Intent with Alfred R. Caggia ("Caggia"), Paul Filipek, ("Filipek"), Ocumed TD, Inc. ("OTD"), Ocumed, Inc. ("Ocumed") and certain others. Ocumed is engaged in the manufacturing, distribution and sales of over-the-counter and prescription ophthalmic products. It is contemplated by the Letter of Intent that concurrently with the closing of a proposed Asset Purchase Agreement between the Registrant and OTD, certain assets will be transferred to OTD subject to a first mortgage and/or security interest which shall not be more than $1,500,000 (the "Asset Purchase Agreement"). Such assets include certain machinery, equipment, interests in certain manufacturing plants and facilities, customer lists, contracts, intellectual property rights and goodwill (collectively, the "Assets").

         It is contemplated that the Asset Purchase Agreement will provide, in part, that OTD will receive one unit, each of which shall consist of one share of the Registrant's common stock and 2.75 shares of the Registrant's preferred stock (each, an "Asset Unit") for each $2.25 of net value of the Assets conveyed to the Registrant by OTD pursuant to the Stock Purchase Agreement. Each preferred share shall be convertible into one common share and shall have a liquidation preference of $.705 per share. All other terms of the preferred shares shall be as agreed to by OTD and the Registrant. Notwithstanding the foregoing, it is contemplated that (a) the purchase price to be paid by the Registrant shall not exceed 2,000,000 Asset Units, and (b) if on or before the closing of the Asset Purchase Agreement, the Registrant's common stock is not publicly traded, instead of shares of common stock, OTD would be entitled to a like number of Units, as that term is defined on the Cover Page of the Registrant's Prospectus dated November 12,



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1996 as filed with the Securities and Exchange Commission.

         It is expected that the Asset Purchase Agreement will require the election of Caggia and Filipek to the Registrant's Board of Directors as well as afford OTD the right to designate a majority of the members of the Registrant's Board of Directors, inclusive of Caggia and Filipek, and that Caggia and Filipek will become officers of the Registrant.

         The Letter of Intent further provides that in the event that OTD or certain of its affiliates should acquire from JMRF the molds and equipment referred to in the response to Item 1 hereto and that the closing of the Asset Purchase Agreement does not occur on or before January 18, 1998, the Registrant may purchase the molds and equipment at the lesser of the purchase price paid by OTD or its affiliate or $450,000. The purchase price will be paid in units which will be identical to the Asset Units, at the rate of $2.25 per unit. None of the provisions of the Letter of Intent is binding upon any of the parties thereto other than the provisions described in this paragraph.

         The Registrant and OTD are presently negotiating the terms of an agreement pursuant to which OTD would perform certain administrative services for the Registrant and advance $115,000 to the Registrant to pay certain expenses. The can be no assurance that such agreement or the proposed Asset Purchase Agreement will be consummated.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     OCUREST LABORATORIES, INC.

                                                           (Registrant)

Date: December 2, 1997                               By  /s/ Larry M. Reid
                                                       ----------------------
                                                     Larry M. Reid, President




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